10333 Harwin Dr Suit #677, Houston TX 77036, USA.
2nd Floor, Nurses House, PC 43, Churchgate Street, (formerly Afribank street) Victorial Island, Lagos State.
0803 333 8600, 0809 833 8600
E-mail: olayinka_oyebola@hotmail.com
yinka@olayinkaoyebolaandco.com
www.olayinkaoyebolaandco.com

OLAYINKA OYEBOLA & CO.
Chartered Accountants

June 20th, 2024

The Chairman / CEO
KID CASTLE EDUCATIONAL CORPORATION.
370, Amapola Avenue,
Suite 200 A
Torrance California

Dear Sir,

ENGAGEMENT LETTER AS PCAOB EXTERNAL AUDITOR

Further to your recent interest in our firm to appoint us as PCAOB Auditors of your company, we set out below our responsibilities as auditors and our understanding of the services you required us to perform for your company below.

OUR UNDERSTANDING OF YOUR NEEDS

We set out below our responsibilities as auditors and our understanding of the services you required us to perform.

We understand that you require quarterly review of your company accounts for the period ended June and September year 2024 and annual audit for the year ended December 31, 2024 to be performed in accordance with the Public Company Accounting Oversight Board (PCAOB-USA).

(a) Our function as auditors under the US GAAP and Public Company Account Oversight Board (PCAOB-USA) is to examine and report on the account presented to us by the Directors.

(b) As auditors, we are not responsible for the preparation of the accounts, or the maintenance of the accounting records of the company. These duties are imposed on the Directors by the US GAAP. Although we render accounting services, this is distinct from our function as auditors.

(c) We shall as required by law, report to the members whether in our opinion the accounts of the company which we have audited give a true and fair view of the state of the company's affairs at the date of the balance sheet, profit and loss account and cash flow statement for the year ended on that date, and whether those accounts comply with the Public Company Account Oversight Board Standards and other relevant statues.

(d) In arriving at our opinion, we are required by law to consider the following matters but only to report on any in respect of which we are not satisfied;

(i) Whether proper books have been kept by the company and proper returns received from branches.

(ii) Whether the company's balance sheet and profit and loss account and cash flow statement are in agreement with the books of account and returns.

(iii) Whether we have obtained all the information and explanation we considered necessary for the purpose of our audit.

(e) In accordance with normal practice, our audit will be planned primarily to enable us express our professional opinion. It should not be relied on to disclose defalcations or other irregularities, but their disclosure, if they exist, may well result from the audit test we undertake.

(f) Our auditing procedures will be carried out in accordance with relevant auditing standards.

(g) The work we shall perform to enable us form an opinion referred to in (d) will include

(i) Keeping under review the company's system of bookkeeping, accounting and internal control.

(ii) Making such tests and enquiries, as we consider necessary for the purposes of the audit. Those tests will among others apply to:

- Day to day operation of the company.
- The verification of assets and liabilities.

The nature and extent of our test will vary according to our assessment of the company's system of internal control.

(h) We shall report to the Directors any material weakness, errors and irregularities observed in the company's system during the course of our audit.

(i) As part of our normal audit procedures, we may request to provide formal representations concerning certain information and explanation we have received from you during the course of our audit.

(j) We shall attend to any audit query by PCAOB on your behalf.

FEES

(a) Professional fees would be charged separately for each services rendered, as they are separate and distinct from each other.

(b) Our fees are based upon the degree of responsibility and skill involved and the cost associated with man - hour necessarily spent on the work.

(c) Out - pocket expenses and incidental cost shall be charged for separately or reimbursed where they have been reasonably incurred in the course of our assignment.

(d) Fees chargeable on each class of service would be discussed and agreed at commencement of such service.

We shall charge: **$7,000.00** (Seven Thousand Dollars) **per year as** audit fee.

We shall charge: **$1,000.00** (One Thousand Dollars) **per quarter as** review fee.

Total professional fee shall be **$9,000.00** (Nine Thousand Dollars)

Payable as follows:

70% ……………………………...On Commencement

30% ……………………………...On Submission of final copy

Out of pocket expenses and incidentals cost shall be charged for separately where they've been reasonably incurred in the course of our assignment. They will however been discussed and agreed ahead of time.

Be assured of our seasoned and best professional services always.

Yours faithfully,

For: OLAYINKA OYEBOLA & CO.
(Chartered Accountants)

'YINKA OYEBOLA FCA, FCIT, MSc (Leeds)
Managing Partner/CEO

KID CASTLE EDUCATIONAL CORPORATION.

Frank Igwealor

Name: Frank I Igwealor, CPA, CMA, CFM
Designation: Chairman/CEO